UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2005

IMH ASSETS CORP. (as depositor under an Indenture, dated as of November 30, 2005, providing for, inter alia, the issuance of Collateralized Asset-Backed Bonds, Series 2005-8)

IMH Assets Corp.

(Exact name of registrant as specified in its charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation)	333-126443 (Commission File Number)	33-0705301 (I.R.S. Employer Identification No.)

1401 Dove Street Newport Beach, California (Address of Principal Executive Offices)		92660 (Zip Code)

Registrant’s telephone number, including area code, is (949) 475-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 30, 2005, a single series of bonds, entitled IMH Assets Corp., Collateralized Asset-Backed Bonds, Series 2005-8 (the “Bonds”), were issued pursuant to an indenture, dated as of November 30, 2005 (the “Agreement”), between Impac CMB Trust Series 2005-8, a Delaware statutory trust, as Issuer (the “Issuer”) and Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”).

Item 8.01 Other Events.

Description of the Mortgage Pool

The Bonds, issued pursuant to the Agreement, evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of mortgage loans (the “Mortgage Pool”). The Mortgage Pool is comprised of conventional, one- to four-family, adjustable-rate, first lien, residential mortgage loans having original terms to maturity up to 30 years (the “Group 1 Mortgage Loans”) and adjustable-rate, first lien, multifamily mortgage loans having original terms to maturity up to 30 years (the “Group 2 Mortgage Loans” and together with the Group 1 Mortgage Loans, the “Mortgage Loans”). The Mortgage Loans have an initial aggregate principal balance of approximately $808,728,891.79 as of November 1, 2005 (the “Cut off Date”).

The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Pool as of the Cut-off Date, with respect to the Mortgage Loans.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:

Exhibit No.	Description
99.1	Characteristics of the Mortgage Pool as of November 1, 2005, relating to IMH Assets Corp., Collateralized Asset-Backed Bonds, Series 2005-8.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMH Assets Corp.

By:	/s/ Richard J. Johnson
Name:	Richard J. Johnson
Title:	CFO, EVP

Dated: December 15, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Characteristics of the Mortgage Pool as of November 1, 2005, relating to IMH Assets Corp., Collateralized Asset-Backed Bonds, Series 2005-8.